UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported)   July 21, 2016
 HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road
Braintree Massachusetts	02184
(Address of principal executive offices)	(Zip Code)
 Registrant's telephone number, including area code  781-848-7100
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

Haemonetics Corporation's Annual Meeting of Stockholders was held on July 21, 2016. At the Meeting:

1.	Susan Bartlett Foote, Pedro P. Granadillo and Mark W. Kroll, PhD were elected to serve as directors of Haemonetics Corporation;

2.	An advisory vote regarding the compensation of our named executive officers was approved;

3.	The Amendment to Haemonetics Corporation's 2007 Employee Stock Purchase Plan was approved;

4.	The adoption of Haemonetics Corporation's Worldwide Executive Bonus Plan was approved; and

5.	The selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Haemonetics Corporation for fiscal year 2017 was ratified.

Below are the number of votes cast for or against, the number of abstentions, the number of votes withheld and the number of broker non-votes:

1. Election of Directors:

Director	Votes For	Withheld	Non-Vote
Susan Bartlett Foote	43,465,094	3,211,945	1,622,173
Pedro P. Granadillo	43,462,839	3,214,200	1,622,173
Mark W. Kroll, PhD	43,626,353	3,050,686	1,622,173

2. Executive Compensation:

Votes For	Votes Against	Abstain	Non-Vote
46,366,803	287,590	22,646	1,622,173

3. Approval of Amendment to 2007 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstain	Non-Vote
45,619,183	1,041,137	16,719	1,622,173

4. Adoption of Worldwide Executive Bonus Plan:

Votes For	Votes Against	Abstain	Non-Vote
45,834,334	822,157	20,548	1,622,173

5. Ratification of Auditors:

Votes For	Votes Against	Abstain	Non-Vote
48,067,800	190,878	40,534	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: July 27, 2016	By:	/s/ Sandra Jesse
Sandra Jesse, Executive Vice President and
Chief Legal Officer